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                                                                  Exhibit 10.5.3

                              CONSULTING AGREEMENT


            This CONSULTING AGREEMENT, dated as of March 18, 1998 (the "Agreement"), is entered by and between Day International Group, Inc., a Delaware corporation (the "Company"), and SG Capital Partners LLC, a Delaware limited liability company ("SG").

                              W I T N E S S E T H:

            WHEREAS, the Company and its direct and indirect subsidiaries, whether now existing or hereafter created or acquired, (collectively referred to herein as the "Company Group") desire to receive financial and managerial advisory services from SG, and SG desires to provide such services to the Company Group; and

            NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:


            1. Engagement. Each member of the Company Group, jointly and severally, hereby engages SG as a consultant, and SG hereby agrees to provide financial and managerial advisory services to the Company Group, all on the terms and subject to the conditions set forth below.


            2. Services. (a) SG hereby agrees during the term of this Agreement to assist, advise and consult with the respective Boards of Directors and management of each member of the Company Group and their subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services, as may be reasonably requested from time to time by the respective Boards of Directors of the members of the Company Group, including but not limited to assistance in:

       (i) the raising of additional debt and equity capital from time to time for the Company Group;

      (ii) establishing and maintaining banking, consulting, advising and other business relationships for the Company Group;
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      (iii) developing and implementing corporate and business strategy and planning for the Company Group, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;

      (iv) providing individuals to serve as directors or officers of the Company Group; and

      (v) providing such other consulting and advisory services as the Company Group may reasonable request.

            (b) Each member of the Company Group will furnish SG with such information as SG believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "Information"). Each member of the Company Group recognizes and confirms that (i) SG will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) SG does not assume responsibility for the accuracy or completeness of the Information and such other information.

            3. Fee. In consideration of providing the foregoing services, the Company will pay to SG an annual advisory fee of $158,162 payable semi-annually in advance (the "Fee"), commencing on January 16, 1998. If SG or any of its affiliates or designees invests additional equity in the Company Group or any of its affiliates on one or more occasions after the date hereof, then, in each such case, the Company Group and SG will negotiate in good faith to effect a mutually acceptable increase to such advisory fee.

            4. Payment of Expenses. The Company Group will also reimburse SG promptly for SG's reasonable out-of-pocket costs and expenses incurred by SG or its employees, agents or advisors in connection with the performance of SG's duties hereunder including but not limited to any fees and expenses of any reasonable legal, accounting or other professional advisors to SG engaged in connection with the services being provided hereunder (collectively, "Expenses").

            5. Term, etc. (a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the date on which neither SG nor its affiliates directly or indirectly owns any shares of the capital stock of the Company, and may be earlier terminated by SG in its sole discretion, upon 15 days' prior written notice to the Company.


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            (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of any of the members of the Company Group, the successor corporation (or other entity) formed by such consolidation or into which such company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, such company under this Agreement with the same effect as if such successor corporation had been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of any of the Company Group shall have the effect of terminating this Agreement or of releasing such company or any such successor corporation from its obligations hereunder.

            (c) Upon any termination of this Agreement, any accrued and unpaid installment of the Fee or portion thereof (pro-rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination), and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company.

            6. Indemnification. The obligations of the parties hereto are in addition to, and shall in no way reduce or limit, the obligations thereof under the Indemnification Agreement, dated as of March 18, 1998, between SG and the Company with respect to such agreement, which shall remain in full force and effect.

            7. Independent Contractor Status. The parties agree that SG shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither SG nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any other party hereto or any member of the Company Group nor shall any of them have authority to contract in the name of any such person, except as expressly agreed to in writing by such person.

            8. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage pre-paid, (c) sent by next day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:


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            (i)   If to the Company Group, to:

                  Day International Group, Inc.
                  P.O. Box 338
                  130 West Second Street
                  Dayton, Ohio  45401-0338
                  Attn.:  David B. Freimuth

or to such other person or address as the Company shall furnish to SG in writing; and

            (ii)  If to SG, to:

                  SG Capital Partners LLC
                  1221 Avenue of the Americas
                  New York, New York  10020
                  Attention: Elan Schultz

                  with a copy to:

                  Andrew L. Sommer, Esq.
                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

or to such other person or address as SG shall furnish to the Company in writing.

            All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail delivery, on the day delivered, or (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

            9. Entire Agreement. This Agreement and the Indemnification Agreement contain the complete and entire understanding and agreement of each party hereto with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof.


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            10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that no party hereto may assign any of its rights or obligations under this Agreement without the express written consent of each other party hereto. By operation of merger, this Agreement shall be binding upon and inure to the benefit of the surviving entity of a merger. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

            13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAW OF THE STATE OF NEW YORK, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

            14. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought, and acknowledged by the other party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.


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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              DAY INTERNATIONAL GROUP, INC.


                              By:_________________________________
                                 Name:  Christine K. Vanden Beukel
                                 Title: Vice President, Secretary


                              SG CAPITAL PARTNERS LLC


                              By:_________________________________
                                 Name:
                                 Title:


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